                                                                     EXHIBIT 4.3

              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


     This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made as of February 10, 1997, by and between Software.com, Inc., a California corporation (the "COMPANY"), and the undersigned shareholders of the Company (collectively, "HOLDERS").

                                R E C I T A L S
                                ---------------

     WHEREAS, the Company and certain Holders (the "SERIES A HOLDERS") entered into a Series A Preferred Stock Purchase Agreement (the "SERIES A PURCHASE AGREEMENT") dated as of October 3, 1996, providing, among other things, for the sale by the Company and purchase by the Series A Holders of shares of the Company's Series A Preferred Stock (the "SERIES A PREFERRED") and warrants (the "WARRANTS") to purchase shares of the Company's common stock, no par value ("COMMON STOCK");

     WHEREAS, in connection with the sale of the Series A Preferred to the Series A Holders, the Company and the Series A Holders entered into a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") dated as of October 3, 1996, providing for the grant of certain registration rights to the Series A Holders with respect to the shares of Common Stock to be issued upon conversion of the Series A Preferred and upon exercise of the Warrants;

     WHEREAS, the Company and the Holder known as Cisco Systems, Inc. (the "SERIES B HOLDER") have entered into a Series B Stock Purchase Agreement (the "SERIES B PURCHASE AGREEMENT") dated as of the date hereof, providing, among other things, for the sale by the Company and purchase by the Series B Holder of shares of the Company's Series B Preferred Stock (the "SERIES B PREFERRED");

     WHEREAS, in connection with the sale of the Series B Preferred to the Series B Holder, the Company and Holders desire to provide for certain rights of registration with respect to the shares of Common Stock to be issued upon conversion of the Series B Preferred; and

     WHEREAS, under Section 14.6 of the Registration Rights Agreement, the Company and the holders of a majority of the shares of Registrable Stock (as defined therein) may amend the Registration Rights Agreement to extend the registration rights granted under the Registration Rights Agreement to the Series B Holder with respect to the shares of Common Stock to be issued upon conversion of the Series B Preferred.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree to amend and restate the Registration Rights Agreement as herein set forth in full:

     1.   Certain Definitions. As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

          (a) "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          (b) "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (c) "INITIAL PUBLIC OFFERING" shall mean an initial public offering of shares of Common Stock of the Company under a Registration Statement.

          (d) The terms "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (a "REGISTRATION STATEMENT"), and the declaration or ordering of the effectiveness of such Registration Statement.

          (e) The term "REGISTRABLE STOCK" shall mean the shares of Common Stock to be issued upon (i) conversion of the Series A Preferred, (ii) exercise of the Warrants and (iii) conversion of the Series B Preferred.

          (f) "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2, 3 or 4 of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration; provided, however, that fees for special
                                   --------
counsel of Holders in connection with a Registration shall not be included within the term Registration Expenses and such fees shall not be borne by the Company in connection with a Registration.

          (g)  "SEC" means the Securities and Exchange Commission.

          (h) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          (i) "SELLING EXPENSES" shall mean all stock transfer taxes, underwriting discounts and selling commissions applicable to the sale of securities pursuant to this Agreement.

     2.   Demand Registration.
          -------------------

          2.1  Request for Registration. Subject to the terms of this Agreement,
               ------------------------
in the event that the Company shall receive from Holders of a majority of the shares of Registrable Stock, at any time more than six (6) months after the effective date of the Company's Initial Public Offering, a written request that the Company effect a Registration covering the Registrable Stock, the Company shall as soon as practicable effect Registration of the Registrable Stock specified in such request. Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any such registration pursuant to this
Section 2.1 (i) any time after the two year period following the effective date of the Company's Initial Public Offering, or (ii) after the Company has effected one such Registration pursuant to this Section 2.1 and such Registration has closed.

          2.2  Right of Deferral of Registration. If the Company shall furnish
               ---------------------------------
to Holders a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for any Registration to be effected as requested under Section 2.1, the Company shall have the right, exercisable one time only, to defer the filing of a Registration Statement with respect to such offering for a period of not more than one hundred twenty (120) days from delivery of the request of Holders; provided,
                                                                   --------
however, that the two-year period referred to in Section 2.1(i) above shall be extended by the period of time for which the filing of a Registration Statement is deferred pursuant to this Section 2.2.

          2.3  Registration of Other Securities in Demand Registration.  Any
               -------------------------------------------------------
Registration Statement filed pursuant to the request of Holders under this
Section 2 may, subject to the provisions of Section 2.4, include securities of the Company other than Registrable Stock, such determination to be made in the sole discretion of the Company.

          2.4  Underwriting in Demand Registration.
               -----------------------------------

               2.4.1  Notice of Underwriting. If Holders intend to distribute
                      ----------------------
the Registrable Stock by means of an underwriting, Holders shall so advise the Company as a part of their request made pursuant to this Section 2.

               2.4.2  Inclusion of Other Holders in Demand Registration. If the
                      -------------------------------------------------
Company, officers or directors of the Company holding Common Stock other than Registrable Stock or holders of securities with registration rights other than Registrable Stock (collectively, the "SECONDARY HOLDERS"), request inclusion in such Registration, Holders shall offer to any or all of the Secondary Holders that such securities other than Registrable Stock be included in the underwriting, and may condition such offer on the acceptance by such Secondary Holders of the terms of this Section 2.

               2.4.3  Selection of Underwriter in Demand Registration. If
                      -----------------------------------------------
Holders intend to distribute the Registrable Stock by means of an underwriting, the Company shall (together with Holders and all Secondary Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement with the representative ("UNDERWRITER'S REPRESENTATIVE") of the underwriter or underwriters of national reputation selected for such underwriting by the Company, subject to reasonable approval by the Holders.

               2.4.4  Marketing Limitation in Demand Registration. In the event
                      -------------------------------------------
the Underwriter's Representative advises Holders in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then (i) first the securities held by Secondary Holders other than the Company, (ii) second the securities requested to be registered by the Company, and (iii) third the Registrable Stock, shall be excluded from such Registration to the extent required by such limitation. No Registrable Stock or other securities excluded from the underwriting by reason of this Section 2.4.4 shall be included in such Registration Statement.

               2.4.5  Right of Withdrawal in Demand Registration. If Holders or
                      ------------------------------------------
any Secondary Holder requesting inclusion in such Registration disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and Holders delivered at least seven (7) days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement. If Holders elect to withdraw from a Registration initiated upon a request under
Section 2.1, such attempted Registration shall satisfy the Company's registration obligations as provided in Section 2.1, unless (a) Holders' withdrawal is based upon material adverse information concerning the Company of which the Holders were not aware at the time the Holders requested a registration pursuant to this Section 2, or (b) the Company otherwise consents to such withdrawal.

          2.5  Blue Sky in Demand Registration. In the event of any Registration
               -------------------------------
pursuant to Section 2, the Company will Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however that (i) the Company shall
                                 --------
not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, at the election of the Holders, either the Company shall withdraw qualification of the securities in such jurisdiction or such expenses shall be payable pro rata by selling shareholders.

     3.   Piggyback Registration.
          ----------------------

          3.1  Notice of Piggyback Registration and Inclusion of Registrable
               -------------------------------------------------------------
Securities. Subject to the terms of this Agreement, in the event the Company
----------
decides to Register any of its Common Stock (either for its own account or the account of a security holder or holders exercising their respective demand registration rights) after the Company's Initial Public Offering on a form that would be suitable for a registration involving Registrable Stock, the Company will: (i) give Holders written notice thereof at least twenty (20) days prior to the filing of a Registration Statement (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Stock as specified in a written request delivered to the Company by Holders within fifteen (15) days after delivery of such written notice from the Company. If the Holders decide not to include all of their Registrable Stock in any Registration Statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Stock in any subsequent such Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          3.2  Underwriting in Piggyback Registration.
               --------------------------------------

               3.2.1  Notice of Underwriting in Piggyback Registration. If the
                      ------------------------------------------------
Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise Holders as a part of the written notice given pursuant to Section 3.1. In such event the right of Holders to Registration shall be conditioned upon such underwriting and the inclusion of Holder's Registrable Stock in such underwriting to the extent provided in this Section 3. Holders, if proposing to distribute Registrable Stock through such underwriting, shall (together with the Company and any other security holders distributing their securities through such underwriting) enter into an underwriting agreement with the Underwriter's Representative for such offering. Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 3.

               3.2.2  Marketing Limitation in Piggyback Registration. In the
                      ----------------------------------------------
event the Underwriter's Representative advises Holders in writing that market factors (including, without limi tation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Regis tration) require a limitation of the number of shares to be underwritten, the Underwriter's Representative (subject to the allocation priority set forth in Section 3.2.3) may exclude some or all Registrable Stock from such registration and underwriting.

               3.2.3  Allocation of Shares in Piggyback Registration. In the
                      ----------------------------------------------
event that the Underwriter's Representative limits the number of shares to be included in a Registration pursuant to Section 3.2.2, the holders of securities with registration rights who have requested Registration, including Holders shall participate in such Registration pro rata based upon such holder's total ownership of shares of Common Stock (giving effect to the conversion into Common Stock of all securities convertible there into). No Registrable Stock excluded from the underwriting by reason of this Section 3.2.3 shall be included in the Registration Statement.

               3.2.4  Withdrawal in Piggyback Registration. If Holder
                      ------------------------------------
disapprove of the terms of any such underwriting, Holders may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven (7) days prior to the effective date of the Registration Statement. Any Registrable Stock excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

          3.3  Blue Sky in Piggyback Registration. In the event of any
               ----------------------------------
Registration of Registrable Stock pursuant to Section 3, the Company will Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions (not exceeding 20 unless otherwise agreed to by the Company) as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company
                                         --------
shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by selling shareholders.

     4.   Form S-3 Registration. In case the Company shall receive from Holders
          ---------------------
of more than a majority of the shares of Registrable Stock a written request that the Company effect a registration on Form S-3 or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Stock owned by Holders, the Company will:

          4.1 promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Stock; and

          4.2 as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of Holders' Registrable Stock as are specified in such request, together with all or such portion of the Registrable Stock of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4:

                (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

               (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Stock and such other securities (if any) at an aggregate price to the public of less than $500,000, or

              (iii) if the Company has already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 4, or

               (iv) subject to the provisions of Section 9 hereof, at any time after the five year period following the effective date of the Company's Initial Public Offering, or

               (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          4.3 Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Stock and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

     5.   Expenses of Registration. All Registration Expenses incurred in
          ------------------------
connection with the one Registration pursuant to Section 2 and any Registrations pursuant to Sections 3 and 4, shall be borne by the Company. All Registration Expenses incurred in connection with any other registration, qualification or compliance shall be apportioned among Holders and other holders of the securities so registered on the basis of the number of shares so registered. Notwithstanding the above, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of Holders, unless
(a) Holders agree to forfeit their right to demand registration pursuant to
Section 2, or (b) the withdrawal is based upon material adverse information concerning the Company of which Holders were not aware at the time of such request. All Selling Expenses shall be borne by the holders of the securities registered pro rata on the basis of the number of shares registered.

     6.   Registration Procedures.  The Company will keep Holders advised as to
          -----------------------
the initiation and completion of any registration pursuant to this Agreement in which any Registrable Stock is included. At its expense the Company will: (a) use its best efforts to keep such Registration effective for a period of one hundred twenty (120) days or until Holders have completed the distribution described in the Registration Statement relating thereto, whichever first occurs; (b) furnish such number of prospectuses (including preliminary prospectuses) and other documents as Holders from time to time may reasonably request , (c) notify the Holders of Registrable Stock covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and (d) furnish, at the request of Holders, on the date that such Registrable Stock is delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to Holder, addressed to the underwriters, if any, and to Holders and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to Holder, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to Holder.

     7.   Information Furnished by Holders. It shall be a condition precedent
          --------------------------------
of the Company's obligations under this Agreement that if Registrable Stock is included in any Registration, Holders shall furnish to the Company such information regarding Holders and the distribution proposed by Holders as the Company may reasonably request.

     8.   Indemnification.
          ---------------

          8.1  Company's Indemnification of Holders. To the extent permitted by
               ------------------------------------
law, the Company will indemnify Holders, each of their officers, directors and constituent partners, legal counsel for Holders, and each person controlling Holders, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any Registration, qualification or compliance of Registrable Stock effected pursuant to this Agreement, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance; and the Company will reimburse Holders, each such underwriter and each person who controls Holders or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however,
                                                             --------
that the indemnity contained in this Section 8.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); provided, further, that the Company will not be
                           --------
liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission which occurs in reliance upon and in strict conformity with written information furnished to the Company by Holders, underwriter, or controlling person under an instrument duly executed by such person and stated to be specifically for use in connection with the offering of securities of the Company.

          8.2  Holder's Indemnification of Company.  To the extent permitted by
               -----------------------------------
law, Holders will, if shares of Registrable Stock are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other security holder whose securities are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, each of its officers, directors and constituent partners and each person controlling such other security holder, against all claims, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Holders of any rule or regulation promulgated under the Securities Act applicable to Holders and relating to action or inaction required of Holders in connection with any such Registration, qualification or compliance; and will reimburse the Company, such other security holders, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in strict conformity with written information furnished to the Company by Holders under an instrument duly executed by such person and stated to be specifically for use in connection with the offering of securities of the Company; provided, however, that the indemnity agreement contained in this
Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 8.2 exceed the proceeds from the offering received by such Holder.

          8.3  Indemnification Procedure.  Promptly after receipt by an
               -------------------------
indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party
                                  --------
shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld;

provided further, however, that if either party reasonably determines that there
--------
may be a conflict between the position of the Company and Holders in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 8, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 8, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this
Section 8.

          8.4 If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

     9.   Termination of Registration Rights.  The registration rights granted
          ----------------------------------
herein shall terminate at such time as all shares of Registrable Stock held by Holders can be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 promulgated thereunder, Holders (together with their affiliates, partners and former partners) hold less than 1% of the Company's outstanding Common Stock (treating all shares of Preferred Stock on an as converted basis) and the Company has completed its Initial Public Offering and is subject to the provisions of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

     10.  Transfer of Rights.  The right to cause the Company to Register
          ------------------
securities granted by the Company to Holders under this Agreement may be assigned by Holders to a transferee or assignee acquiring at least 250,000 shares of Holder's Registrable Stock (equitably adjusted for any stock splits, subdivisions, stock dividends, changes, combinations or the like); provided,
                                                                   --------
however, that (i) the Company must receive written notice prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such information and Registration rights are being assigned, (ii) such transferee or assignee agrees in writing to be bound by the terms and conditions of this Agreement, and (iii) the transferee or assignee of such rights must not be a person deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor or prospective competitor of the Company. Notwithstanding the foregoing, Holders may freely transfer or assign the rights granted to Holders under this Agreement to any affiliates or partners of Holders.

     11.  Market Stand-off.  Holders hereby agree that, if so requested by the
          ----------------
Company and/or the Underwriter's Representative (if any), Holders shall not sell or otherwise transfer any Registrable Stock or other securities of the Company for a period specified by the Company or the Underwriter's Representative not to exceed one hundred eighty (180) days following the effective date of a Registration Statement of the Company filed under the Securities Act; provided that (a) such agreement shall apply only to the Company's Initial Public Offering, and (b) all officers and directors of the Company enter into similar agreements. Holders hereby agree that in connection with such agreement, the Company may issue stop transfer orders to the transfer agent for the Company with respect to the shares of Registrable Stock held by Holders for such period. The Company hereby agrees to use its best efforts to enter into similar lock-up agreements with any holders of Common Stock not already bound by a lock-up agreement with respect to their shares of Common Stock.

     12.  Rule 144 Reporting.  With a view to making available to the Holders
          ------------------
the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Stock to the public without registration, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public; and

          (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

          (c) So long as a Holder owns any Registrable Stock, furnish to such Holder forthwith upon written request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

     13.  No-Action Letter or Opinion of Counsel in Lieu of Registration;
          ------------------------------------------------- -------------
Conversion of Preferred Stock.  Notwithstanding anything else in this Agreement,
-----------------------------
if the Company shall have obtained from the Commission a "no-action" letter in which the Commission has indicated that it will take no action if, without Registration under the Securities Act, Holders dispose of Registrable Stock covered by any request for Registration made under this Section in the specific manner in which Holders propose to dispose of the Registrable Stock included in such request (such as, without limitation, inclusion of such Registrable Stock in an underwriting initiated by either the Company or other security holders), or if in the opinion of counsel for the Company concurred in by counsel for Holders, which concurrence shall not be unreasonably withheld, no Registration under the Securities Act is required in connection with such disposition, the Registrable Stock included in such request shall not be eligible for Registration under this Agreement; provided, however, that any Registrable Stock
                                   --------
not so disposed of shall be eligible for Registration in accordance with the terms of this Agreement with respect to other proposed dispositions to which this Section 13 does not apply; provided further, that Registrable Stock may
                                -------- -------
only be excluded from Registration pursuant to this Section 13 if the "no-action" letter or opinion of counsel for the Company referred to above is delivered to the Holders requesting Registration of their Registrable Stock within fifteen (15) days of such request. The Registration rights of Holders set forth in this Agreement are conditioned upon the conversion of any shares of Preferred Stock with respect to which registration is sought into Registrable Stock on or prior to the closing date of such registration.

     14.  Miscellaneous.
          -------------

          14.1  Entire Agreement; Successors and Assigns.  This Agreement
                ----------------------------------------
constitutes the entire contract between the Company and Holders relative to the subject matter hereof. Any previous agreement between the Company and Holders concerning Registration rights is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

          14.2  Governing Law.  This Agreement shall be governed by and
                -------------
construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

          14.3  Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          14.4  Headings.  The headings of the Sections of this Agreement are
                --------
for convenience and shall not by themselves determine the interpretation of this Agreement.

          14.5  Notices.  Any notice required or permitted hereunder shall be
                -------
given in writing and shall be conclusively deemed effectively given upon personal delivery, or five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (i) if to the Company, as set forth below the Company's name on the signature page of this Agreement, and (ii) if to Holders, at Holder's address set forth below Holder's name on the signature page of this Agreement, or at such other address as the Company or Holders may designate by ten (10) days' advance written notice to Holders or the Company, respectively.

          14.6  Amendment of Agreement.  Any provision of this Agreement may be
                ----------------------
amended only by a written instrument signed by the Company and the holders of more than three-fourths (3/4) of the shares of Registrable Stock.

          14.7  Severability.  In the event that any provision of this Agreement
                ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

          14.8  Delays or Omissions.  Except as expressly provided herein, no
                -------------------
delay or omission to exercise any right, power or remedy accruing to Holders, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

          14.9  Attorneys' Fees.  In the event that any dispute among the
                ---------------
parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

           [The remainder of this page is intentionally left blank.]

                               SIGNATURE PAGE TO
              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                         SOFTWARE.COM, INC.


                         By:  /s/ John L. MacFarlane
                              ----------------------

                         Title: Chief Executive Officer

                         Address: 525 Anacapa Street
                                  Santa Barbara, California 93101


                         VENTURE FUND I, LP


                         By:  /s/ Neal Douglas
                              ----------------------

                         Title: General Partner

                         Address: 3000 Sand Hill Road
                                  Building 4, Suite 235
                                  Menlo Park, CA 94025
                                  Phone: (415) 233-0617
                                  Facsimile: (415) 854-4923


                         AT&T VENTURE FUND II, LP


                         By:  /s/ Neal Douglas
                              ----------------------

                         Title: Manager

                         Address: 3000 Sand Hill Road
                                  Building 4, Suite 235
                                  Menlo Park, CA 94025
                                  Phone: (415) 233-0617
                                  Facsimile: (415) 854-4923

                               SIGNATURE PAGE TO
              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


                         CISCO SYSTEMS, INC.


                         By:  /s/ John Chambers
                              ----------------------

                         Title:

                         Address:   255 West Tasman Drive
                                    San Jose, CA  95134

                              FIRST AMENDMENT TO
              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

     THIS FIRST AMENDMENT TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "FIRST AMENDMENT") is entered into as of August 14, 1998, by and among SOFTWARE.COM, INC., a California corporation (the "COMPANY"), and the undersigned shareholders of the Company (the "SHAREHOLDERS").

     WHEREAS, certain holders of the Company's preferred stock ("PREFERRED STOCK") possess specified registration rights pursuant to an Amended and Restated Registration Rights Agreement (the "PREFERRED RIGHTS AGREEMENT") dated as of February 10, 1997 by and among the Company and the holders of Preferred Stock signatory thereto;

      WHEREAS, pursuant to a Series C Preferred Stock Purchase Agreement (the "PURCHASE AGREEMENT") dated as of the date hereof by and between the Company and Cisco Systems, Inc. ("CISCO"), the Company will, among other things, agree to sell, and Cisco will agree to purchase a total of 1,329,781 shares of the Company's Series C Preferred Stock ("SERIES C STOCK") at a purchase price of $5.15 per share, for an aggregate purchase price of $6,848,370;

      WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to grant certain registration rights to Cisco with respect to the shares of the Company's common stock ("COMMON STOCK") issuable upon conversion of the Series C Stock;

      WHEREAS, under Section 14.6 of the Preferred Rights Agreement, the Company and the holders of more than three-fourths (3/4) of the shares of Registrable Stock (as defined in Section 1 of the Preferred Rights Agreement) may amend the Preferred Rights Agreement to allow for the grant of registration rights to Cisco with respect to the shares Common Stock issuable upon conversion of the Series C Stock; and

      WHEREAS, the Shareholders constitute the holders of more than three-fourths (3/4) of the shares of Registrable Stock;

      NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties hereby agree as follows:

      I. All shares of Common Stock issuable upon conversion of the Series C Stock to be purchased by Cisco pursuant to the Purchase Agreement shall be shares of "Registrable Stock" as such term is defined in Section 1 of the Preferred Rights Agreement.

      II. This First Amendment shall be effective upon its execution by (i) the Company and (ii) the holders of more than three-fourths (3/4) of the shares of Registrable Stock (as defined in Section 1 of the Preferred Rights Agreement), including Cisco.

      III. In all other respects the Preferred Rights Agreement shall continue in full force and effect without change.

      IV. This First Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

               [Remainder of this page intentionally left blank.]

                     SIGNATURE PAGE TO FIRST AMENDMENT TO
              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

                                    SOFTWARE.COM, INC.

                                    By:  /s/ John L. MacFarlane
                                         ---------------------------------------
                                             John L. MacFarlane
                                    Title:   Chief Executive Officer
                                    Address: 525 Anacapa Street
                                             Santa Barbara, California  93101


                                    VENTURE FUND I, LP

                                    By:  /s/ Neal Douglas
                                         ---------------------------------------
                                             Neal Douglas
                                    Title:   General Partner
                                    Address: 3000 Sand Hill Road
                                             Building 1, Suite 285
                                             Menlo Park, CA  94025
                                             Phone: (415) 233-0617
                                             Facsimile: (415) 854-4923


                                    AT&T VENTURE FUND II,  LP

                                    By:  /s/ Neal Douglas
                                         ---------------------------------------
                                             Neal Douglas
                                    Title:   Manager
                                    Address: 3000 Sand Hill Road
                                             Building 1, Suite 285
                                             Menlo Park, CA  94025
                                             Phone: (415) 233-0617
                                             Facsimile: (415) 854-4923


                        SIGNATURE PAGE TO FIRST AMENDMENT

                     SIGNATURE PAGE TO FIRST AMENDMENT TO
              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                                       CISCO SYSTEMS, INC.

                                       By:  /s/ Larry Carter
                                           ---------------------------------
                                       Title: Senior VP, Finance and
                                              Administration, CFO and Secretary
                                    Address:  255 West Tasman Drive
                                              San Jose, CA  95134


                        SIGNATURE PAGE TO FIRST AMENDMENT

                              SECOND AMENDMENT TO
               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

      THIS SECOND AMENDMENT TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Second Amendment") is entered into as of the 5th day of April, 1999, by and among SOFTWARE.COM, INC., a California corporation (the "Company"), and the undersigned shareholders of the Company (the "Shareholders").

      WHEREAS, certain holders of the Company's preferred stock ("Preferred Stock") possess specified registration rights pursuant to an Amended and Restated Registration Rights Agreement dated as of February 3, 1997, as amended by the First Amendment to Amended and Restated Registration Rights Agreement dated as of August 14, 1998 (the "Preferred Rights Agreement") by and among the Company and the holders of the Company's preferred stock ("Preferred Stock") signatory thereto;

      WHEREAS, pursuant to a Series D Preferred Stock Purchase Agreement (the "Purchase Agreement") dated as of March 23, 1999 by and between the Company and Hewlett-Packard Company ("HP"), the Company will, among other things, agree to sell, and HP will agree to purchase a total of 1,626,016 shares of the Company's Series D Preferred Stock ("Series D Stock") at a purchase price of $6.15 per share, or an aggregate of $9,999,998.40;

      WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to grant certain registration rights to HP with respect to the shares of the Company's common stock ("Common Stock") issuable upon conversion of the Series D Stock;

      WHEREAS, under Section 14.6 of the Preferred Rights Agreement, the Company and the holders of more than three-fourths (3/4) of the shares of Registrable Stock (as defined in Section 1 of the Preferred Rights Agreement) may amend the Preferred Rights Agreement to allow for the grant of registration rights to HP with respect to the shares Common Stock issuable upon conversion of the Series D Stock; and

      WHEREAS, the Shareholders constitute the holders of more than three-fourths (3/4) of the shares of Registrable Stock;

      NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties hereby agree as follows:

      I. All shares of Common Stock issuable upon conversion of the Series D Stock to be purchased by HP pursuant to the Purchase Agreement shall be shares of "Registrable Stock" as such term is defined in Section 1 of the Preferred Rights Agreement, and HP shall be a "Holder" as such term is defined in the preamble of the Preferred Rights Agreement.

      II. This Second Amendment shall be effective upon its execution by (i) the Company, (ii) the holders of more than three-fourths (3/4) of the shares of Registrable Stock (as defined in Section 1 of the Preferred Rights Agreement), and (iii) HP.

      III. In all other respects the Preferred Rights Agreement shall continue in full force and effect without change.

      IV. This Second Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                      SIGNATURE PAGE TO SECOND AMENDMENT TO
               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

                                    SOFTWARE.COM, INC.

                                    By:  /s/ John L. MacFarlane
                                         ---------------------------------------
                                             John L. MacFarlane
                                    Title:   Chief Executive Officer
                                    Address: 525 Anacapa Street
                                             Santa Barbara, California  93101


                                    VENTURE FUND I, LP

                                    By:  /s/ Neal Douglas
                                         ---------------------------------------

                                    Title:   General Partner
                                    Address: 3000 Sand Hill Road
                                             Building 4, Suite 235
                                             Menlo Park, CA  94025
                                             Phone: (650) 233-061
                                             Facsimile: (650) 854-4923


                                    AT&T VENTURE FUND II,  LP

                                    By:  /s/ Neal Douglas
                                         ---------------------------------------

                                    Title:   Manager
                                    Address: 3000 Sand Hill Road
                                             Building 4, Suite 235
                                             Menlo Park, CA  94025
                                             Phone: (650) 233-0617
                                             Facsimile: (650) 854-4923

                     SIGNATURE PAGE TO SECOND AMENDMENT TO
              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                                    CISCO SYSTEMS, INC.

                                    By:  /s/ Larry Carter
                                         ---------------------------------------

                                    Title:   Chief Financial Officer
                                    Address: 255 West Tasman Drive
                                             San Jose, CA  95134


                                    HEWLETT-PACKARD COMPANY

                                    By:  /s/ Ann O. Baskins
                                         ---------------------------------------

                                    Title:   Assistant Secretary
                                    Address: 3000 Hanover Street MS 20BT
                                             Palo Alto, CA  94304